EXHIBIT 99.2

BBCN Bancorp Declares Quarterly Cash Dividend of $0.075 Per Share

LOS ANGELES, Jan. 28, 2014 (GLOBE NEWSWIRE) -- BBCN Bancorp, Inc. (Nasdaq:BBCN) today announced that its Board of Directors declared a quarterly cash dividend of $0.075 per common share for the fourth quarter of 2013. The dividend will be payable on or about February 21, 2014 to all stockholders of record as of February 7, 2014.

Investor Conference Call

A conference call will be held, Tuesday, January 28, 2014 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to discuss BBCN's 2013 fourth quarter financial results. Investors and analysts are invited to access the conference call by dialing 877-474-9506 (domestic) or 857-244-7559 (international), passcode 67400854 or "BBCN Bancorp." There will also be a live webcast of the call available at the Investor Relations section of BBCN Bancorp's website at www.BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp's website. A replay of the call will be available at 888-286-8010 (domestic) or 617-801-6888 (international) through February 4, 2014, passcode 28254331.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $6.5 billion in assets as of December 31, 2013. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 49 branches in California, New York, New Jersey, Illinois, Washington and Virginia, along with six loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California and Annandale, Virginia.  BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

CONTACT: Angie Yang
         SVP, Investor Relations
         213-251-2219
         angie.yang@BBCNbank.com